EXHIBIT 99.1


                CORNERSTONE FINANCIAL CORPORATION TO DEREGISTER
                       UNDER THE SECURITIES EXCHANGE ACT


         Mt. Laurel, New Jersey - Cornerstone Financial Corporation announced today that, pursuant to the provisions of the Jumpstart Business Startups Act (the "JOBS Act"), the Board of Directors of the Company voted to deregister the Company's common stock under the Securities Exchange Act of 1934 (the "Exchange Act"). The JOBS Act, which was signed into law on April 5, 2012, raises the threshold for requiring banks and bank holding companies to register with the Securities and Exchange Commission under the Exchange Act to 2000 record holders, and also increases the threshold under which banks and bank holding companies are permitted to deregister from the Exchange Act from 300 record shareholders to 1200 record shareholders. The Company currently has 410 shareholders  of  record,  and  therefore  qualifies  for  deregistration.

         Although the Company will no longer file period reports with the SEC, the Company's common stock will remain quoted on the OTC Bulletin Board. Therefore, the Company does not anticipate that there will be any change in the trading of the Company's common stock. Further, by deregistering under the Exchange Act, the Company will realize substantial cost-savings in reduced legal and audit expenses, filing fees and other, related costs of compliance with the Exchange Act.

         Under the Exchange Act, the deregistration will not be effective for ninety (90) days after the Company's filing of its Form 15. The Company expects its SEC filing requirements to end on approximately August 8, 2012. The Company's quarterly and annual reports, proxy statements and current reports will no longer be posted on the SEC's website, although the Company will continue to provide quarterly and annual information and proxy statements to its shareholders. The Company will also post this information on its website.